UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2016 (April 27, 2016)

VERIFYME, INC.
(Exact name of registrant as specified in charter)

Nevada	0-31927	23-3023677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 West 21st Street, 8th Floor New York, New York 10010
(Address of Principal Executive Offices)

(212) 994-7002
(Registrant’s Telephone Number, Including Area Code) (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Director.  On April 27, 2016, Mr. Donfried advised VerifyMe, Inc. (the “Company”) that he was resigning from the Board of Directors (the “Board”) of the Company.  The resignation is effective as of April 29, 2016 and was not due to any disagreement with the operations, policies or practices of the Company.  Mr. Donfried was not a member of any of the Board’s committees.

As a result of Mr. Donfried’s resignation, there is a vacancy on the Board of Directors of the Company, and, at this time, the Company intends to commence a search for a replacement director to fill the vacancy on the Board created by Mr. Donfried’s resignation.

(b) Resignation of Principal Executive Officer.  On April 27, 2016, Mr. Paul Donfried gave notice of his resignation as the Chief Executive Officer and President of the Company.  Mr. Donfried’s resignation as the Chief Executive Officer and President of the Company is effective as of April 29, 2016.

(e) Separation Agreement and General Release.  In connection with Mr. Donfried’s resignations, the Company entered into a Separation Agreement and General Release dated April 27, 2016 (the “Agreement”).  Pursuant to the terms of the Agreement, Mr. Donfried will receive an aggregate of $50,000 as a severance payment, which is equal to three months’ pay (the “Severance Payment”). The Severance Payment will be paid in equal installments over a six month period. Further, the Company agreed to pay Mr. Donfried for four weeks of paid time off in the amount of approximately $16,667.  Further, Mr. Donfried agreed to release the Company of all claims relating to his ownership in and/or employment by the Company, subject to certain exceptions, and he covenanted not to sue the Company with respect to such release. Finally, Mr. Donfried agreed to certain non-disparagement and confidentiality provisions in the Agreement.

Further, pursuant to the terms of the Agreement, the Company amended Mr. Donfried’s Stock Option Agreement pursuant to that certain Amendment No. 1 to Stock Option Agreement dated April 29, 2016 (the “Stock Option Amendment”), whereby Mr. Donfried’s options shall continue to vest after Mr. Donfried’s resignation in accordance with the vesting schedule set forth in the Stock Option Grant Notice dated June 12, 2015 and shall continue to be exercisable through June 12, 2020.  Further, pursuant to the terms of the Agreement, the Company amended Mr. Donfried’s Restricted Stock Unit Agreement pursuant to that certain Amendment No. 1 to Restricted Stock Unit Agreement dated April 29, 2016 (the “RSU Amendment”), whereby Mr. Donfried’s restricted stock units shall continue to vest after Mr. Donfried’s resignation in accordance with the vesting schedule set forth in the Restricted Stock Unit Award Grant Notice dated June 12, 2015.

The foregoing descriptions of the Agreement, the Stock Option Amendment, and RSU Amendment do not purport to be complete and are qualified in their entirety by reference to the complete texts of the Agreement, the Stock Option Amendment and the RSU Amendment, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 7.01.	Regulation FD Disclosure.

On April 29, 2016, the Company issued a press release (the “Press Release”) announcing the resignation of Paul Donfried as Chief Executive Officer and President of the Company as well as his resignation as a director of the Board.  A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 29, 2016

VERIFYME, INC.

By:	/s/ Scott McPherson
Scott McPherson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement and General Release dated as of April 27, 2016

10.2	Amendment No. 1 to Stock Option Agreement dated as of April 29, 2016

10.3	Amendment No. 1 to Restricted Stock Unit Agreement dated as of April 29, 2016

99.1	Press Release dated April 29, 2016